SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                               CUC INTERNATIONAL INC.
               (Exact name of Registrant as Specified in its Charter)

                       Delaware                            06-0918165
             (State or Other Jurisdiction               (I.R.S. Employer
           of Incorporation or Organization)           Identification No.)

                   707 Summer Street
                 Stamford, Connecticut                        06901
          (Address of Principal Executive Offices)         (Zip Code)

                  CUC International Inc. 1997 Stock Incentive Plan
                              (Full Title of the Plan)


                                  Cosmo Corigliano
                               CUC INTERNATIONAL INC.
                                  707 Summer Street
                            Stamford, Connecticut  06901
                       (Name and Address of Agent for Service)

                                   (203) 324-9261
            (Telephone Number, Including Area Code, of Agent for Service)


                           CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
         Title Of                  Maximum        Maximum
         Securities   Amount       Offering       Aggregate   Amount Of
         To Be        To Be        Price          offering    Registration
         Registered   Registered   Per Share(1)   Price(1)    Fee(1)
         -----------------------------------------------------------------

         Common Stock,
         $.01         25,000,000   $30.845      $771,125,000.00   $227,481.88
         par value    shares
         -----------------------------------------------------------------

         (1) Pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Regis-trant's Common Stock reported on the New York Stock Exchange Composite Tape on December 12, 1997.




                                      PART I

                   INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

                   The documents containing the information specified in this Part I will be sent or given to all participants in the CUC International Inc. 1997 Stock Incentive Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Com-mission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration State-ment pursuant to Item 3 of Part II of this Registration State-ment, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference

                   The following documents previously filed by the Reg-istrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997;

         (c) The Registrant's Current Reports on Form 8-K dated Febru-ary 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997, May 29, 1997, August 15, 1997, October 31, 1997
              and November 4, 1997;

         (d) The Joint Proxy Statement/Prospectus of the Registrant and HFS Incorporated on Schedule 14A filed with the Commission on August 28, 1997; and

         (e)  Description of the Registrant's common stock, par value
              $.01 per share ("Common Stock"), contained in the Regis-trant's Registration Statements on Form 8-A, as filed with




              the Commission on July 27, 1984 and August 15, 1989, in-cluding any amendment or report filed with the Commission for the purpose of updating such description.

                   The Registrant's consolidated statements of income, shareholders' equity and cash flows for the three years ended January 31, 1997 and the Registrant's balance sheet for the year ended January 31, 1996 have not been restated to reflect the results of Hebdo Mag International Inc., which was acquired by the Registrant in October 1997 and accounted for as a pooling-of-interests.

                   All documents and reports subsequently filed by the Registrant Pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securi-ties offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Item 4.   Description of Securities

                   Not applicable.

         Item 5.   Interests of Named Experts and Counsel

                   Jeffrey A. Gershowitz, Esq., has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Mr. Gershowitz is a vice president and associate general counsel of the Comp-U-Card Division of the Registrant. A copy of this opinion is attached as Exhibit 5 to this Registration Statement. Mr. Ger-showitz holds shares of Common Stock and options to acquire shares of Common Stock.

         Item 6.   Indemnification of Directors and Officers

                   Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threat-ened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, adminis-trative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such per-son is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corpo-ration as a director, officer, employee or agent of another










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         corporation, partnership, joint venture, trust or other enter-
         prise. The indemnity may include expenses (including attor-ney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably be-lieved to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or pro-ceeding, had no reasonable cause to believe such person's con-duct was unlawful. A Delaware corporation may indemnify direc-tors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a direc-tor, officer, employee or agent of the corporation is success-ful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

                   The Registrant's By-Laws contain provisions that pro-vide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

                   As permitted by Section 102(b)(7) of the GCL, the Registrant's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain ex-ceptions.

         Item 7.   Exemption from Registration Claimed

                   No securities are to be reoffered or resold pursuant to this Registration Statement.

         Item 8.   Exhibits

                   See Exhibit Index.

         Item 9.   Undertakings

                   a.   The undersigned Registrant hereby undertakes:















                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)  To include any prospectus required by
                                   Section 10(a)(3) of the Securities
                                   Act;

                             (ii)  To reflect in the prospectus any
                                   facts or events arising after the
                                   effective date of this Registration
                                   Statement (or the most recent post-
                                   effective amendment hereof) which,
                                   individually or in the aggregate,
                                   represent a fundamental change in the
                                   information set forth in this Regis-
                                   tration Statement;

                            (iii)  To include any material information
                                   with respect to the plan of distribu-
                                   tion not previously disclosed in this
                                   Registration Statement or any mate-
                                   rial change to such information in
                                   this Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information re-quired to be included in a post-effective amend-ment by those paragraphs is contained in peri-odic reports filed by the Registrant pursuant to
                        Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any li-ability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the secu-rities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the offering.

              b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the













                   Securities Act, each filing of the Registrant's an-nual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to direc-tors, officers and controlling persons of the Regis-trant pursuant to the foregoing provisions, or other-wise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such li-abilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or control-ling person of the Registrant in the successful de-fense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

























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                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Stamford, State of Connecticut, on this 15 day of December, 1997.

                              CUC INTERNATIONAL INC.

                            By:  /s/ Walter A. Forbes
                                Name:  Walter A. Forbes
                                Title: Chief Executive Officer and
                                       Chairman of the Board of
                                       Directors

                                POWER OF ATTORNEY

                   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and neces-sary to be done in and about the premises, as fully to all in-tents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or sub-stitutes, may lawfully do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the fol-lowing persons in the capacities and on the dates indicated.




















          Signature                     Title                      Date

    /s/ Walter A. Forbes         Chief Executive Officer and  December 17, 1997
    ------------------------     Chairman of the Board
    Walter A. Forbes             (Principal Executive Officer)

    /s/ Cosmo Corigliano         Senior Vice President and    December 17, 1997
    ------------------------     Chief Financial Officer
    Cosmo Corigliano             (Principal Financial and
                                 Accounting Officer)

    /s/ Bartlett Burnap          Director                     December 17, 1997
    ------------------------
    Bartlett Burnap

    /s/ T. Barnes Donnelley      Director                     December 17, 1997
    ------------------------
    T. Barnes Donnelley

    /s/ Stephen A. Greyser       Director                     December 17, 1997
    ------------------------
    Stephen A. Greyser

    /s/ Christopher K. McLeod    Director                     December 17, 1997
    ------------------------
    Christopher K. McLeod

    /s/ Burton C. Perfit         Director                     December 17, 1997
    ------------------------
    Burton C. Perfit

    /s/ Robert P. Rittereiser    Director                     December 17, 1997
    ------------------------
    Robert P. Rittereiser

    /s/ Stanley M. Rumbough, Jr. Director                     December 17, 1997
    ------------------------
    Stanley M. Rumbough, Jr.

    /s/ E. Kirk Shelton          Director                     December 17, 1997
    ------------------------
    E. Kirk Shelton


    /s/ Henry R. Silverman       Director                     December 17, 1997
    ------------------------
    Henry R. Silverman

    /s/ Michael P. Monaco        Director                     December 17, 1997
    ------------------------
    Michael P. Monaco

    /s/ Stephen P. Holmes        Director                     December 17, 1997
    ------------------------
    Stephen P. Holmes

    /s/ Robert D. Kunisch        Director                     December 17, 1997
    ------------------------
    Robert D. Kunisch

    /s/ John D. Snodgrass        Director                     December 17, 1997
    ------------------------
    John D. Snodgrass

    /s/ Robert T. Tucker         Director                     December 17, 1997
    ------------------------
    Robert T. Tucker

    /s/ James E. Buckman         Director                     Decemebr 17, 1997
    ------------------------
    James E. Buckman

    /s/ Leonard S. Coleman       Director                     December 17, 1997
    ------------------------
    Leonard S. Coleman

    /s/ Christel DeHaan          Director                     December 17, 1997
    ------------------------
    Christel DeHaan

    /s/ Martin L. Edelman        Director                     December 17, 1997
    ------------------------
    Martin L. Edelman

                                 Director                     December 17, 1997
    ------------------------
    Frederick D. Green

    /s/ Carole G. Hankin         Director                     December 17, 1997
    ------------------------
    Carole G. Hankin

    /s/ Brian Mulroney           Director                     December 17, 1997
    ------------------------
    Brian Mulroney, P.C., LL.D.

    /s/ Robert E. Nederlander    Director                     December 17, 1997
    ------------------------
    Robert E. Nederlander

    /s/ Anthony G. Petrello      Director                     December 17, 1997
    -------------------------
    Anthony G. Petrello

    /s/ Robert W. Pittman        Director                     December 17, 1997
    -------------------------
    Robert W. Pittman

    /s/ E. John Rosenwald, Jr.   Director                     December 17, 1997
    -------------------------
    E. John Rosenwald, Jr.

    /s/ Leonard Schutzman        Director                     December 17, 1997
    -------------------------
    Leonard Schutzman

    /s/ Robert F. Smith          Director                     December 17, 1997
    -------------------------
    Robert F. Smith

    /s/ Craig R. Stapleton       Director                     December 17, 1997
    -------------------------
    Craig R. Stapleton

                                  EXHIBIT INDEX

    Exhibit Number  Description
    --------------  -----------

    *4.1 CUC International Inc. 1997 Stock Incentive Plan (filed as Appendix E to the Joint Proxy Statement/Prospectus included as part of the Registrant's Registration Statement, No. 333-34517, on Form S-4 dated August 28,
                    1997).

     4.2            Form of Stock Option Contract - 1997 Stock Incentive
                    Plan.

     5 Opinion of Jeffrey A. Gershowitz, Esq. as to legality of the securities being registered.

     15 Letter of Ernst & Young LLP re: Unaudited Interim Financial Information of CUC International Inc.

     23.1 Consent of Ernst & Young LLP relating to the audited financial statements of CUC International Inc.

     23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

     23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

     23.4 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

     23.5 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group, Inc.

     23.6 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

     23.7 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real Estate, Inc and subsidiaries.

     23.8 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

     23.9 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

     23.10 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

     23.11 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums
                    International, Inc.







     23.12 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

     23.13 Consent of Woolard, Krajnik, & Company, LLP relating to the audited financial statements of Century 21 of Eastern Pennsylvania, Inc.

     23.13 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto).

     24 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).


    *  Incorporated by reference.










































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